Exhibit 10.2


                            COVENANT BANK FOR SAVINGS

                          EMPLOYEE STOCK PURCHASE PLAN


     COVENANT BANK FOR SAVINGS (the "Bank") hereby adopts the following Employee Stock Purchase Plan for the benefit of its eligible employees, in accordance with the following terms and conditions.

     1. Purpose. The purpose of this Plan is to provide an opportunity for eligible employees of the Bank and its subsidiaries, if any, to share in the growth and prosperity of the Bank by acquiring a proprietary interest in the Bank through acquisition of shares of the Bank's common stock, and to provide an employee stock purchase plan which qualifies under Section 423 of the Internal Revenue Code and which qualifies for exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") pursuant to Rule 16b-3 promulgated thereunder.

     2. Title. This Plan shall be known as the COVENANT BANK FOR SAVINGS Employee Stock Purchase Plan (hereinafter referred to as the to "plan")

     3. Definitions. The following definitions shall be applicable to the terms used in the Plan:

          (a) "Board of Directors" means the Board of Directors of the Bank.

          (b) "Closing Price" means the average of the closing bid and ask prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System or, if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Board of Directors. In the event that the price of a share of Common Stock shall not be so reported, the Closing Price shall be determined by such a method as shall be authorized by the Board of Directors.

          (c) "Code" means the Internal Revenue Code of 1986, as currently in effect or as hereafter amended.

          (d) "Common Stock" means those shares of the Bank's Common Stock which pursuant to Paragraph 5(a) are reserved for issuance upon the exercise of the purchase rights granted under this Plan.

          (e) "Contribution  Account" means the account established on behalf of
     a  Member  to  which  shall  be  credited   the  amount  of  the   Member's
     contribution, pursuant to Article V.

          (f) "Effective Date" means the first day after adoption of the Plan by the Board of Directors, approval by the shareholders of the Bank, and receipt of any required regulatory approval.



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          (g)  "Employee"  means each current or future  employee of the Bank or its subsidiaries, if any. However, the term "Employee,, shall exclude employees who customarily work twenty (20) hours or less per week or who customarily work not more than five (5) months during the calendar year.

          (h) "Exercise Date" means the last Trading Date of the applicable Participation Period.

          (i) "Grant Date" means the last Trading Date preceding the first day of the applicable Participation Period.

          (j) "Issue Price" means 85% of the lower of the Closing Price of the stock on either the Grant Date or the Exercise Date.

          (k) "Member" means any Employee who has met the conditions and provisions for becoming a Member as provided in Article III hereof.

          (l) "Member's Contribution Rate" means the amount elected by the Member to contribute by regular payroll deductions to his Contribution Account as outlined in Paragraph 5(b).

          (m) "Participation Period" means a six month period beginning on the first day of July and January of each year.

          (n) "Trading Date" means a date on which stocks in the United States are traded on the over-the-counter markets, whether any share of the Bank's Common Stock is actually traded on such date.

     4. Membership in the Plan.

          (a) Eligibility. Each present and future Employee shall be eligible to become a Member of the Plan as of the first day of any Participation Period which is at least six (6) months after he was first employed by the Bank.

          (b) Participation. Any Employee electing to participate hereunder shall complete and file with the Bank such form as may be prescribed by the Bank. The completed form shall indicate the Member's Contribution Rate and, unless waived by the Bank, must be received at least fifteen days prior to the commencement of the applicable Participation Period. Upon becoming a Member, said Member shall be bound by the terms of this Plan, including any amendments hereto.


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     5. Issuance of Stock Purchase Plan Rights.

          (a) Shares Subject to Plan. - The Bank shall reserve 100,000 shares of its Common Stock for issuance upon the exercise of the purchase rights granted hereunder. These shares may be either authorized and unissued shares, issued shares held in or acquired for the treasury of the Bank, or shares of stock acquired by the Bank upon purchase in the open market or otherwise. Such number of shares shall be appropriately adjusted in the event of any one or more stock splits, reverse stock splits, stock dividends paid or declared with respect to such stock in the future, or merger of the Bank.

          (b) Contributions to Plan. In order to participate in this Plan, an Employee must authorize the Bank to deduct through a payroll deduction either an exact number of dollars per pay period or a percentage of Compensation, as from time to time specified by the Bank. In any event, the amount so specified shall not be less than one percent (1%) and not more than ten percent (10%) of the Employee's Compensation for that pay period. For purposes of this Section 5, Compensation means the base salary paid to the Member for such Participation Period, but excluding overtime pay, commissions, bonuses, and incentive pay. Such authorization shall be in writing and on such forms as provided by the Bank. No interest shall accrue on any amounts withheld under this Plan.

          (c) Withdrawal or Change in Contributions. The Member's contribution rate, once established pursuant to subparagraph (b) above, shall remain in effect for each Participation Period. A Member may choose to withdraw from participation or may change his contribution rate, effective for the next Participation Period following the receipt of written notice by the Bank on such forms as are provided by the Bank; provided, however, no Member who is an officer (as defined in Rule 16a-l(f) under the Exchange Act) or director shall be permitted to change his Contribution Rate or his status as a participating Member except in accordance with the provisions of Rule 16b-3(d)(2) under the Exchange Act.

          (d) Total Number of Shares Exceeded. If the total number of shares to be purchased hereunder by all Members in a Participation Period exceeds the number of shares authorized under this Plan, a pro rata allocation of the available shares will be made among all Members based on the amount in their respective Contribution Accounts on the Exercise Date.

          (e) Number of Shares Purchased. On each Exercise Date, the Member's Contribution Account shall be used to purchase the number of whole shares of the Bank Stock determined by dividing the Issue Price into the Member's Contribution Account. Any money remaining in a Member's Contribution Account will remain in the Contribution Account to be used in the next Participation Period along with new contributions in the new Participation Period. All rights or options under this Plan shall be subject to such amendment or modification as the Bank shall deem necessary to comply



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     with any  applicable  law or  regulation,  and  shall  contain  such  other provisions as the Bank shall from time to time approve and deem necessary.

          (f) Limitation on Stock purchase. In no event may a Member:

               (1) Have rights to purchase stock in any one calendar year pursuant to this Plan and any other stock plan of the Bank which accrue at a rate which exceeds $25,000 of fair market value of the Common Stock (determined at the time such rights are granted);

               (2) Receive an option hereunder if he beneficially owns, immediately after the option is granted, 5% or more of the total combined voting power or value of all classes of stock of the Bank; or

               (3) Transfer or otherwise alienate any rights granted to him under this Plan.

     A Member's stock ownership shall be determined by taking into account the rules of constructive ownership set forth in Section 425(d) of the code. Any unused portion of the $25,000 per calendar year limitation shall not be carried over to a succeeding year.

          (g) Time of Issuance. The Bank stock certificates purchased through the exercise of the option granted hereunder shall be issued as soon as practicable after the date of such exercise. Any transfer or issue tax shall be paid by the Bank. A Member shall have no rights as a shareholder with respect to any shares covered by the Plan until the date of issuance of a certificate to him f or shares purchased. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

          (h) Termination of Employment. Any Member whose employment is terminated for any reason except death during a Participation Period shall make no further contributions to the Plan, shall no longer be deemed a Member in the Plan and shall be returned the balance in his Contribution Account.

          (i) Death. If a Member shall die during a Participation Period, no further contributions on behalf of the deceased Member shall be made, and the balance in the Contribution Account shall be paid to the deceased Member's Personal Representative.

          (j) One Year Restriction on Sale. A Member may not sell or otherwise dispose of any Common Stock obtained by reason of the exercise of the purchase rights granted hereunder for a period of one (1) year after the date of purchase of such Stock; provided, however, that the Board of Directors may waive this provision on a case by case basis.


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     6. Miscellaneous.

          (a) Plan Administration. The Board of Directors or any Committee delegated such authority by the Board of Directors shall administer the Plan and keep records of individual Member benefits. The Board of Directors or such Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, and all such determinations shall be conclusive and binding on all persons. The Bank's Board of Directors may at any time or from time to time amend the Plan in any respect or terminate same. The Bank will pay all expenses of administering this Plan that may arise in connection with the Plan. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan shall be promulgated and adopted by the Bank's Board of Directors or such Committee.

          (b) Construction. Any heading or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof. This Plan shall be construed in accordance with the laws of the State of New Jersey.

          (c) No Assignment or Alienation. The option rights hereunder are not subject to assignment or alienation. Such rights may not be sold, exchanged, assigned, pledged, discounted, hypothecated or otherwise transferred except by will or by the laws of descent and distribution. No option rights shall be subject to execution, attachment or similar process. If a Member attempts such assignment, transfer or alienation, the Bank shall disregard that action and treat it as an automatic withdrawal from the Plan.

          (d) Not a Contract of Employment. This Plan will not be deemed to constitute a contract between the Bank and any Member or to be consideration or an inducement for the employment of any Member. Nothing contained in this Plan shall be deemed to give any Member the right to be retained in the service of the Bank or to interfere with the right of the Bank to discharge any Member at any time, regardless of the effect which such discharge shall have upon him as a Member of the Plan.

          (e) Liability. No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of the Bank, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against the Bank, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Member, as a part of the consideration for any benefits provided by the Bank under this Plan.


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          (f) Governmental  Approval.  The Bank's obligation to sell and deliver stock under the Plan is at all times subject to all approvals of any governmental authorities required in connection with the authorization, issuance, sale or delivery of such stock.

          (g) Shareholder Approval. This Plan shall be approved by the shareholders of the Bank in any manner which is provided for in the New Jersey Banking Act to constitute valid shareholder action, and in accordance with Rule 16b-3 under the Exchange Act.

          (h) Use of Proceeds. The proceeds from the sale of shares pursuant to purchase rights granted under this Plan shall constitute general funds of the Bank.

          (i) Termination. This Plan shall terminate on January 1, 2004, or such earlier date as may be determined by the Board of Directors. The termination of this Plan, however, shall not affect any restrictions previously imposed on shares issued pursuant to this Plan or rights of the Bank granted pursuant to this Plan.




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